SUBSCRIPTION AGREEMENT
(Canadian and Non-US Purchasers)

A completed and originally executed copy of this Subscription Agreement and the other documents referred to in ***Section 5*** *below must be delivered by no later than 12:00 p.m. (Vancouver time) on October 23, 2008 to:*

Haywood Securities Inc.
Suite 2000, 400 Burrard Street, Vancouver, B.C. V6C 3A6
Attention: Danielle Houle
Facsimile No.: (604) 697-7498

Issuer: Response Biomedical Corporation

Issue: Units; each Unit consisting of one Common Share and one-half of one Share Purchase Warrant.

Price Per Unit: $0.15

No. of Units Purchased: ______________________

Total Subscription Price: $____

Name and Address of Purchaser:

Name: ______________________________

____

Telephone No.:______________________________

Email address: ______________________________

Insider of the Company: ☐ Yes ☐ No

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Alternate Registration Instructions for Certificates: If other than in the name of the Purchaser:

Name: ______________________________

____

____

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificates representing the securities purchased hereunder are to be delivered, if other than the Purchaser:

Name: ______________________________

Contact Name: ______________________________

Telephone No.: ______________________________

Address: ______________________________
(Street Address)

____
(City, Province or State and Country)

____
(Postal or Zip Code)

Disclosed Beneficial Purchasers: If the undersigned is signing as agent for one or more disclosed principals and is not purchasing as trustee or agent for accounts fully managed by it, provide the following information in respect of each such beneficial purchaser:

Name: ____

Address: ____

Telephone No.: ____

Email address: ____

Present Ownership of Securities

The Purchaser either **[CHECK APPROPRIATE ITEM]**:

☐ owns directly or indirectly, or exercises control or direction over, **no common shares** in the capital stock of the Company or securities convertible into common shares of the Company (excluding the securities subscribed for herein); or

☐ owns directly or indirectly, or exercises control or direction over,________________ common shares of the Company and convertible securities entitling the Purchaser to acquire an additional ______________________ common shares of the Company (excluding the securities subscribed for herein).

Investor Status

The Purchaser either **[CHECK APPROPRIATE ITEM]**:

☐ is an employee, executive officer or director of the issuer and its participation in the Offering is voluntary; or

☐ is an accredited investor and has executed the accredited investor status certificate at attached as Schedule A hereto.

TO: **Response Biomedical Corporation**

AND TO: **Haywood Securities Inc.**

1. **Subscription.** The undersigned (the "**Purchaser**") hereby tenders to Response Biomedical Corporation (the "**Company**") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "**Subscription Agreement**") of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, the number of Units, (as defined below) set out on page 1 hereof (collectively, the "**Purchased Securities**") at the price (the "**Purchase Price**") of $0.15 per Unit, all on the terms and subject to the conditions set forth in this Subscription Agreement.

2. **Agency Agreement.** The Purchaser acknowledges that the Purchased Securities will be issued in connection with the issue of up to an aggregate of 36,666,666 Units for an aggregate subscription price of approximately $5,500,000 to be sold by the Company by private placement (the "**Offering**") pursuant to an agreement (the "**Agency Agreement**") to be entered into prior to the Closing Date between the Company and Haywood Securities Inc. (the "**Agent**"), and that the definitive terms and conditions of the Share Purchase Warrants (as defined below) will be set forth in the Share Purchase Warrant Indenture (as defined below). By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser under the Agency Agreement in addition to the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

3. **Definitions.** In this Subscription Agreement, unless the context otherwise requires:

(a) "**Accredited Investor Status Certificate**" means the accredited investor status certificate required to be completed by all Purchasers in the form of Schedule A attached hereto;

(b) "**affiliate**", "**distribution**" and "**insider**" have the respective meanings ascribed to them in the *Securities Act* (British Columbia);

(c) "**Closing**" means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Units pursuant to the Agency Agreement and this Subscription Agreement;

(d) "**Closing Date**" means October 28, 2008 or such other date as the Company and the Agent may agree pursuant to the Agency Agreement;

(e) "**Closing Time**" means 8:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agent may agree pursuant to the Agency Agreement;

(f) "**Common Shares**" means the Shares comprising part of the Units;

(g) "**Designated Provinces**" means British Columbia, Alberta, Manitoba, Ontario, Québec and any such additional Provinces of Canada which the Agent and the Company agree to in writing;

(h) "**Financial Statements**" means the audited annual financial statements of the Company as at and for the year ended December 31, 2007 and any subsequent audited or unaudited financial statements released by the Company;

(i) "**material**" means material in relation to the Company;

(j) **"material change"** means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the Company and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(k) **"Public Record"** means the annual information forms, audited and unaudited financial statements, information circulars, material change reports and press releases filed with the Stock Exchange and any applicable Canadian securities regulatory authority (including on SEDAR) on or during the 12 months preceding the date hereof;

(l) **"Purchasers"** means all purchasers of Units under the Offering including the Purchaser;

(m) **"Regulation S"** means Regulation S under the U.S. Securities Act;

(n) **"Securities Commissions"** means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

(o) **"Securities Laws"** means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(p) **"SEDAR"** means the System for Electronic Document Analysis and Retrieval;

(q) **"Shares"** means common shares without par value in the capital of the Company;

(r) **"Share Purchase Warrant(s)"** means the warrants to purchase Shares comprising part of the Units to be issued hereunder and having the characteristics described in Section 4 below;

(s) **"Share Purchase Warrant Certificate(s)"** means the certificates to be dated the date of their issue, which will represent the Share Purchase Warrants;

(t) **"Share Purchase Warrant Indenture"** means the Share Purchase Warrant Indenture among the Company and Computershare Trust Company of Canada dated the Closing Date;

(u) **"Stock Exchange"** means the Toronto Stock Exchange;

(v) **"Unit"** means one Common Share and one-half of one Share Purchase Warrant, and **"Units"** means more than one Unit;

(w) **"United States"** means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(x) **"U.S. Person"** means a "U.S. person" as that term is defined in Regulation S;

(y) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended; and

(z) **"Warrant Share(s)"** means the Shares issuable upon exercise of the Share Purchase Warrants.

4. **Share Purchase Warrant Indenture**. The Share Purchase Warrants will be governed by the Share Purchase Warrant Indenture. The Share Purchase Warrants will not be listed for trading on the Stock Exchange or any other public market. The Share Purchase Warrant Indenture will contain provisions to the following effect:

(a) **Right to Purchase Shares**. Each whole Share Purchase Warrant will be exercisable to acquire, subject to adjustment as set out in the Share Purchase Warrant Indenture, one Warrant Share at any time from the Closing Date until 4:00 p.m. (Vancouver time) on the day which is 3 years after the Closing Date at the price of Cdn. $0.20;

(b) **Adjustment Provisions**. The number of Warrant Shares issuable on the exercise of a Share Purchase Warrant will be subject to adjustment in certain events, including the subdivision, consolidation, change or reclassification of Shares, the issue of the Shares by way of stock dividends other than dividends paid in the ordinary course, and the distribution to all or substantially all the holders of the Shares of rights entitling them to subscribe for or purchase Shares at a price that is less than 95% of the then current market price of the Shares; and

(c) **Dividends**. Share Purchase Warrants that are exercised will not be entitled to any cash or stock dividends or any other distributions paid or declared but unpaid on the Shares prior to the time of such exercise.

5. **Delivery and Payment**. The Purchaser agrees that the following shall be delivered to the Agent at the address and by the date and time set out on the face page hereof, or such other time, date or place as the Agent may advise:

(a) a completed and duly signed copy of this Subscription Agreement;

(b) if the Purchaser is acquiring Units on the basis that the Purchaser is an "**accredited investor**" as contemplated by Section 10(f)(ii)), a completed and duly signed copy of the Accredited Investor Status Certificate;

(c) any other documents required by the Stock Exchange or by applicable securities laws which the Agent or the Company requests; and

(d) a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Agent may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "Haywood Securities Inc." representing the aggregate Purchase Price payable by the Purchaser for the Purchased Securities, or such other method of payment against delivery of the Purchased Securities as the Agent may accept.

The Purchaser acknowledges and agrees that such certificates, consents, forms and other documents to be delivered herewith, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company and the Agent. The Purchaser consents to the filing of such forms and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the aggregate Purchase Price and any other documents delivered in connection herewith will be held by the Agent until such time as the conditions referred to in section 8 below are satisfied by the Company or waived by the Agent.

6. **Closing**. The transactions contemplated hereby will be completed at the Closing at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia. The Purchaser acknowledges that the Purchased Securities will be available for delivery to it at the Closing against payment of the amount of the aggregate Purchase Price for the Purchased Securities.

Haywood Securities Inc. is hereby appointed as the Purchaser's agent to represent the Purchaser at the Closing for the purpose of all closing matters and deliveries of documents and the certificates representing the Purchased Securities and is hereby authorized by the Purchaser for and on behalf of the Purchaser, to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Agency Agreement as it, in its absolute discretion, deems appropriate. Without limiting the generality of the foregoing, Haywood Securities Inc. is specifically and exclusively authorized:

(a) to waive representations and warranties, covenants or conditions contained in the Agency Agreement; and

(b) to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement and any other forms delivered by the Purchaser in connection with the transactions contemplated hereby.

In addition, the Purchaser acknowledges and agrees that the Agent is entitled to exercise or not to exercise, in its absolute discretion, the rights of termination in the Agency Agreement.

The Purchaser will take up, purchase and pay for the Purchased Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by Haywood Securities Inc., of the conditions referred to in section 8 below.

7. **Representations, Warranties and Covenants of the Company**. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

(a) the Company and its subsidiaries have been duly incorporated and are validly subsisting under the laws of their jurisdiction of organization and the Company has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement;

(b) on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(c) the authorized capital of the Company consists of an unlimited number of common shares without par value, of which a total of 136,335,340 such Shares were issued and outstanding as of October 14, 2008;

(d) the outstanding Shares are listed and posted for trading on the Stock Exchange;

(e) no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(f) prior to the Closing Date, the Company will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(g) the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in such Provinces and no such disclosure has been made on a confidential basis;

(h) the Company has full corporate power and authority to undertake the Offering contemplated hereby, to issue the Common Shares and Share Purchase Warrants and the Warrant Shares underlying the Share Purchase Warrants, and, at the Closing Time, the Common Shares, Share Purchase Warrants and all Warrant Shares will be duly authorized, allotted and reserved for issuance, and, in the case of the Common Shares and Warrant Shares, will (upon due exercise of the Share Purchase Warrants in the case of the Warrant Shares) be issued as fully paid and non-assessable Shares;

(i) the Public Record, taken together as a whole, is in all material respects accurate and omits no material facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect at the time such statements were made;

(j) the Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

(k) except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or its subsidiaries, as set forth in the Financial Statements, and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its subsidiaries, since December 31, 2007;

(l) the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the applicable securities laws of the Designated Provinces, and such other jurisdictions in which Units are sold, and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the applicable securities laws of the Designated Provinces and other applicable jurisdictions in respect of the distribution of Units;

(m) the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports; and

(n) the issue of the Units under the Offering will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

The Company covenants and agrees with the Purchaser as follows:

(a) the Company will comply with all filing and other disclosure requirements under all applicable Canadian and United States securities laws in connection with the Offering;

(b) the Company will use commercially reasonable efforts to maintain the listing of its Shares on the Stock Exchange for a period of 12 months after the Closing Date; provided, however, that such covenant will not prevent the Company from participating in a merger, arrangement, amalgamation, takeover bid, sale of assets or similar transaction which results in the Company no longer being listed on a stock exchange; and

(c) the Company will use commercially reasonable efforts to maintain its status as a reporting issuer under applicable securities legislation in each of British Columbia, Alberta and Ontario for a period of 12 months after the Closing Date; provided, however, that such covenant will not prevent the Company from participating in a merger, arrangement, amalgamation, takeover bid, sale of assets or similar transaction which results in the Company no longer being a reporting issuer in one or more of the foregoing jurisdictions.

8. **Conditions of Closing**. The obligations of the Purchaser to complete the purchase of the Purchased Securities as contemplated hereby shall be conditional upon:

(a) the fulfilment at or before the Closing Time of each of the conditions of the Closing set forth in the Agency Agreement except those conditions that are waived by the Agent; and

(b) at the Closing Date, the Purchased Securities being freely tradable in Canada under applicable Securities Laws no later than four months and one day from the Closing Date under National Instrument 45-102 *Resale of Securities*.

The obligations of the Company to complete the Offering of the Units as contemplated hereby shall be conditional upon the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) signing and returning to the Company or the Agent all relevant documentation required by applicable Securities Laws and the rules, regulations and policies of the Stock Exchange.

9. **Acceptance or Rejection**. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser being exempt from any prospectus, registration or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form at the end of this Agreement and the delivery at the Closing of the certificates representing the Purchased Securities to or upon the direction of the Agent in accordance with the provisions hereof.

10. **Purchaser's Representations and Warranties**. The Purchaser represents and warrants to the Company and the Agent, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a) **Authorization and Effectiveness**. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser's constating documents or any agreement to which the Purchaser is a party or by which it is bound;

(b) **Residence**. The Purchaser, or any beneficial purchaser on whose behalf the Purchaser is acting, is a resident of the jurisdiction referred to under "Name and Address of Purchaser" or "Disclosed Beneficial Purchasers" set out on the face page hereof and: (i) is not a U.S. Person or a person in the United States nor is it purchasing the Purchased Securities for the account or benefit of a U.S. Person or a person in the United States; (ii) was not offered the Purchased Securities in the United States; and (iii) was not in the United States at the time the buy order for the Purchased Securities was made and did not execute or deliver this Subscription Agreement in the United States;

(c) **Purchasing as Principal**. Except to the extent contemplated herein, the Purchaser is purchasing the Purchased Securities as principal (as defined in applicable Securities Laws), for its own account and not for the benefit of any other person;

(d) **Purchasing for Investment Only**. The Purchaser is purchasing the Purchased Securities for investment purposes only and not with a view to resale or distribution;

(e) **Purchasing as Agent or Trustee**. In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Purchased Securities for whom the Purchaser is acting, is purchasing its Purchased Securities as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in sub-paragraph (f) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(f) **Purchaser Has Benefit of Statutory Exemptions**. The Purchaser or, if applicable, each beneficial purchaser on whose behalf the Purchaser is acting is either:

(i) an employee, executive officer or director of the Company whose participation in the purchase of the Units is voluntary; or

(ii) an **"accredited investor"**, as such term is defined in National Instrument 45-106 - *Prospectus and Registration Exemptions* of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions (**"NI 45-106"**), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106, and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule A to this Subscription Agreement and has initialled or placed a check mark in Appendix A to Schedule A hereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition;

(g) **Company or Unincorporated Organization**. If the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(h) **Absence of Offering Memorandum**. The offering and sale of the Purchased Securities to the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents, which documents the Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, acknowledges do not, individually or collectively, constitute an offering memorandum or similar document and have not been independently verified by the Agent;

(i) **No Undisclosed Information**. The Purchased Securities are not being purchased by the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, as a result of any material information concerning the Company that has not been publicly disclosed and the decision of the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, to tender this offer and acquire the Purchased Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Agent or any other person other than as set out in this Subscription Agreement and the Agency Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company;

(j) **No Trading Market for Share Purchase Warrants**. While the Company has applied to have the Common Shares and the Warrant Shares (upon due exercise of the Share Purchase Warrants in the case of the Warrant Shares) listed on the Stock Exchange, the Company has not applied to have the Share Purchase Warrants listed on the Stock Exchange and there is no trading market for the Share Purchase Warrants, and no such market is expected to develop;

(k) **Investment Suitability**. The Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, has obtained, to the extent it or he/she deems necessary, its own professional advice with respect to the risks inherent in the investment in the Purchased Securities, and the suitability of the investment in the Purchased Securities in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;

(l) **Purchasers in Jurisdictions other than Canada**. If the Purchaser, or any beneficial person for whom the Purchaser is acting, is a resident of or otherwise subject to the securities legislation of a jurisdiction other than Canada then: (i) the sale of the Purchased Securities to such Purchaser does not contravene the applicable securities legislation in the jurisdiction in which it is resident or to which it is subject and does not trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase, or any registration or other obligation on the part of the Company; and (ii) the Purchaser will, if requested by the Agent or the Company, deliver a certificate or opinion of local counsel in such jurisdiction confirming the aforementioned matters;

(m) **Source of Subscription Funds.**

(i) to the best of the Purchaser's knowledge, none of the subscription funds used for the purchase of the Purchased Securities (the "**Subscription Funds**") (A) will represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and will provide the Company with appropriate information in connection therewith; and

(n) **Absence of Certain Representations**. No person has made to the Purchaser, or any beneficial purchasers on whose behalf the Purchaser is acting, any written or oral representation:

(i) that any person will resell or repurchase any of the Purchased Securities;

(ii) that any person will refund the purchase price of any of the Purchased Securities; or

(iii) as to the future price or value of the Purchased Securities.

11. **No Investigation by Agent**. The Purchaser acknowledges and agrees that the Agent assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed. The Purchaser further acknowledges and agrees that the Agent has not engaged in or conducted any independent investigation with respect to the Company or any such information.

12. **Fee to the Agent**. The Purchaser understands that, in connection with the issue and sale of the Units under the Offering, the Agent will receive from the Company, at Closing, a cash fee of 7% of the gross proceeds received by the Company from the sale of Units under the Agency Agreement.

13. **Purchaser's Expenses.** The Purchaser acknowledges and agrees that except as otherwise provided herein or in the Agency Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Purchased Securities shall be borne by the Purchaser.

14. **Resale Restrictions; Restrictions on Exercise.** The Purchaser understands and acknowledges that the Purchased Securities and the Warrant Shares will be subject to certain resale restrictions under applicable Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company nor the Agent are in any manner responsible) for complying with such restrictions. The Purchaser further understands and acknowledges that the exercise of the Share Purchase Warrants will be subject to certain restrictions under the U.S. Securities Act, and may not be exercised in the United States or by or on behalf of any U.S. Person unless registered under the U.S. Securities Act or an exemption from such registration is available, that the Share Purchase Warrant Certificates will bear a legend to such effect and the Purchaser agrees to comply with such restrictions.

The Purchaser further understands and acknowledges that any person who exercises a Share Purchase Warrant will be required to provide to the Company one of the following:

(i) a written certification that the holder at the time of exercise of the Share Purchase Warrant (a) is not in the United States; (b) is not a U.S. Person and is not exercising the Share Purchase Warrant on behalf of a U.S. Person or a person in the United Sates; and (c) did not execute or deliver the exercise form for such security in the United States;

(ii) a written certification that the holder (a) purchased the Share Purchase Warrant directly from the Company pursuant to a subscription agreement for US Purchasers for the purchase of Units; (b) is exercising the Share Purchase Warrant solely for its own account or for the account of the original beneficial purchaser, if any; (c) each of it and any beneficial purchaser was on the date the Share Purchase Warrant was purchased from the Company, and is on the date of exercise of the Share Purchase Warrant, an "accredited investor" (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) the representations, warranties and covenants set forth in the written subscription agreement for the purchase of Units from the Company continue to be true and correct; or

(iii) an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that the exercise of the Share Purchase Warrant and the issuance of the Warrant Shares does not require registration under the U.S. Securities Act or any applicable state securities laws; and

the Purchaser understands that unless the holder provides a written certification pursuant to clause (i) above, the certificates representing the Warrant Shares issued upon exercise of the Share Purchase Warrant will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

For purposes of complying with applicable Securities Laws, National Instrument 45-102 *Resale of Securities* and the rules of the Stock Exchange, the Purchaser understands and acknowledges that the certificates representing the Common Shares, Share Purchase Warrants and Warrant Shares (if such Warrant Shares are issued on or before the date that is four months and one day from the Closing Date), as well as all certificates issued in exchange for or in substitution of the foregoing certificates, shall bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2009",

with the "•" completed, in each case, to reflect a date that is four months and one day following the Closing Date.

In addition, all certificates representing the Common Shares and Warrant Shares (if such Warrant Shares are issued on or before the date that is four months and one day from the Closing Date), as well as all certificates issued in exchange for or in substitution of the foregoing certificates, shall bear the following legend for so long as their transfer is restricted under applicable Securities Laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

15. **Legal and Tax Advice.** The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

16. **No Statutory Right of Rescission or Damages; Additional Acknowledgements.** The Purchaser acknowledges and agrees that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

(b) there is no government or other insurance covering the Purchased Securities;

(c) there are risks associated with the purchase of the Purchased Securities;

(d) as a consequence of acquiring the Purchased Securities pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(e) except as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company or the Agent except as expressly set forth herein and such publicly available information having been delivered to the Purchaser without independent investigation or verification by the Agent, and agrees that the Agent and the Agent's counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information and acknowledges that the Agent's counsel is acting as counsel to the Agent and not as counsel to the Purchaser;

(f) the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Purchased Securities;

(g) notwithstanding that the Purchaser may be purchasing Units as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Agent or the Company in order to comply with the foregoing;

(h) none of the Common Shares and Share Purchase Warrants comprising the Units or the Warrant Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and the Common Shares and Share Purchase Warrants comprising the Units and the Warrant Shares may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (which definition includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act or with any state securities administrator in respect of any of the Common Shares, Share Purchase Warrants or Warrant Shares;

(i) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which it, he or she is or may be bound;

(j) if the Stock Exchange imposes escrow or other resale restrictions on the Units then the Purchaser agrees to be bound by such restrictions; and

(k) the Company has requested a waiver of certain policies of the Stock Exchange which would otherwise apply in respect of the Offering on the basis that the Company is in serious financial difficulty. On the basis of having made this request, the Company understands that the Stock Exchange will commence a review of the Company's listing and ultimately make a determination as to whether the Company should (a) remain listed on the Stock Exchange, or (b) become delisted at which point the Company would apply for relisting on the TSX Venture Exchange, and the Company believes that option (a) is the most likely outcome of this review.

17. **No Revocation.** The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company and the Agent from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

18. **Indemnity.** The Purchaser agrees to indemnify and hold harmless the Company and the Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Agent in connection herewith.

19. **Collection of Personal Information.** The Purchaser acknowledges and consents to the fact that the Company and the Agent are collecting the Purchaser's personal information for the purposes of fulfilling the transactions contemplated hereby. The Purchaser further acknowledges and consents to the fact that the Company or the Agent may be required by law to provide securities regulatory authorities or other regulatory agencies pursuant to the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) with any such personal information. In particular, if the Purchaser or any beneficial purchaser on whose behalf the Purchaser is acting, is resident in or otherwise subject to the securities laws of Ontario, the Purchaser and any such beneficial purchaser hereby acknowledges that it has been notified that such personal information: (a) may be delivered to the Ontario Securities Commission; (b) is thereby being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation for the purposes of administration and enforcement of the securities legislation of Ontario; and (c) the public official in Ontario who can answer questions about the Ontario Securities Commission's indirect collection of personal information is: Administrative Assistant to the Director of

Corporate Finance, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone (416) 593-8086, and consents to such disclosure of its personal information.

20. **Purchaser's Acknowledgement.** The Purchaser acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by it herein are made with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

21. **Modification.** Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22. **Assignment.** The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

23. **Miscellaneous.** All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

24. **Governing Law.** This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

25. **Facsimile Subscriptions.** The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

26. **Entire Agreement and Headings.** This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

27. **Time of Essence.** Time shall be of the essence of this Subscription Agreement.

28. **Effective Date.** This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

29. **Language.** It is the express wish of the Purchaser that the Subscription Agreement and any related documentation be drawn up in English. Il est de la volonté express du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the ____ day of October, 2008.

____
Signature of Purchaser (if an individual)

____
Name of Purchaser (if not an individual)

____
Name of Purchaser (if an individual)

By: ______________________________

Title: ______________________________

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this ____ day of ______________, 2008

RESPONSE BIOMEDICAL CORPORATION

By: ______________________________
Authorized Signatory

SCHEDULE A

ACCREDITED INVESTOR STATUS CERTIFICATE

TO: **Response Biomedical Corporation (the "Company")**

AND TO: **Haywood Securities Inc. (the "Agent")**

In connection with the purchase of Units of the Company (the "**Purchased Securities**") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "**Purchaser**" for the purposes of this Schedule A), the Purchaser hereby represents, warrants, covenants and certifies to the Company and the Agent and their respective counsel that:

1. The Purchaser is purchasing or is deemed to be purchasing the Purchased Securities as principal for its own account;

2. The Purchaser is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("**NI 45-106**") by virtue of satisfying the indicated criterion as set out in this Schedule A;

3. The Purchaser was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106; and

4. Upon execution of this Schedule A by the Purchaser, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

Dated: ________________, 2008

____
Print name of Purchaser

By: ___________________________
Signature

____
Print name of Signatory (if different from Purchaser)

____
Title

IMPORTANT: PLEASE TICK BESIDE THE APPLICABLE PROVISION IN APPENDIX "A" ON THE NEXT PAGES

APPENDIX "A"

TO SCHEDULE A

NOTE: THE SUBSCRIBER MUST TICK BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

________ (a) a Canadian financial institution, or a Schedule III bank; or

________ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada); or

________ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

________ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador); or

________ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

________ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

________ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec; or

________ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

________ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

________ (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

________ (k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be checked.)

_______ (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______ (n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106; or

_______ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

_______ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______ (q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

_______ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106); or

_______ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof:

(a) "**affiliate**" means an issuer connected with another issuer because

(i) one of them is the subsidiary of the other; or

(ii) each of them is controlled by the same person.

(b) "**Canadian financial institution**" means

(i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c) "**eligibility adviser**" means

(i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d) "**financial assets**" means

(i) cash,

(ii) securities, or

(iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e) **"foreign jurisdiction"** means a country other than Canada or a political subdivision of a country other than Canada;

(f) **"fully managed account"** means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(g) **"investment fund"** means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital company and a venture capital company;

(h) **"jurisdiction"** means a province or territory of Canada except when used in the term foreign jurisdiction;

(i) **"local jurisdiction"** means the jurisdiction in which the Canadian securities regulatory authority is situate;

(j) **"non-redeemable investment fund"** means an issuer,

(i) whose primary purpose is to invest money provided by its securityholders,

(ii) that does not invest,

(A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii) that is not a mutual fund;

(k) **"person"** includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(l) **"regulator"** means, for the local jurisdiction, the Executive Director or Director as defined under securities legislation of the local jurisdiction;

(m) **"related liabilities"** means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets;

(n) **"Schedule III bank"** means an authorized foreign bank named in Schedule III of the *Bank Act* (Canada);

(o) **"spouse"** means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the *Divorce Act* (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the *Adult Interdependent Relationships Act* (Alberta);

(p) **"subsidiary"** means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.